EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-107866) pertaining to the Goodrich Corporation Employees’ Savings Plan of our report dated June 8, 2006, with respect to the financial statements and schedule of the Goodrich Corporation Employees’ Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.
/s/ Ernst & Young LLP
Charlotte, North Carolina
June 27, 2006